Exhibit 99.1

NEWS RELEASE

Gastar Announces Comprehensive Restructuring Plan to Be Implemented with Pre-Packaged Chapter 11 Cases

HOUSTON, October 26, 2018 - Gastar Exploration Inc. (OTCQB: GSTC) (the “Company” or “Gastar”) today announced that it has entered into a restructuring support agreement (the “RSA”) with the Company’s largest (and only) funded-debt creditors and largest common shareholders, certain funds affiliated with Ares Management LLC (collectively, “Ares”).  Subject to the terms and conditions of the RSA, Ares has agreed to support the Company’s restructuring, which will result in trade creditors and other operational obligations unimpaired, eliminate more than $300 million of the Company’s funded-debt obligations and preferred equity interests (OTCQB: GSTPA and GSTPB), cancel existing common equity interests, and provide $100 million in new, committed financing to fund the Company’s restructuring process and ongoing business operations.  The restructuring will be implemented through a pre-packaged chapter 11 plan of reorganization and chapter 11 cases to be filed in the Bankruptcy Court for the Southern District of Texas.

Additionally, the Company today announced that it has entered into a separate restructuring support agreement (the “Hedge Party RSA”) with the counterparties to the Company’s existing hedging and swap arrangements (collectively, the “Hedge Parties”), the Company’s largest creditor constituency other than Ares.  Pursuant to the Hedge Party RSA, the Hedge Parties will support the Company’s restructuring in return for payment in full in monthly installments through December 2019 pursuant to a new secured note.

The agreed restructuring was developed after extensive marketing efforts failed to yield any viable proposals to repay or refinance the Company’s existing indebtedness or to sell the Company or its assets.  The Company needs new capital to continue to operate, and the RSA and related new capital commitment will ensure that the Company can continue to operate its business in the ordinary course.  Post-restructuring, the Company will have a strengthened balance sheet that will facilitate capital investment in operations.

To implement the restructuring, the Company has commenced solicitation of a prepackaged chapter 11 plan of reorganization, which solicitation will conclude on or about October 30, 2018.  Shortly after the conclusion of plan solicitation, the Company intends to commence chapter 11 cases in the Southern District of Texas.  The RSA contemplates a balance sheet restructuring that is not intended to affect the Company’s operations.  In addition, the Company expects to receive certain relief from the Bankruptcy Court which should enable the Company to honor and pay its ongoing trade obligations in the ordinary course of business.

Commenting today, Jerry R. Schuyler, interim Chief Executive Officer and Board Chairman of Gastar Exploration Inc., said, “The restructuring agreement we signed today is a comprehensive plan that will ensure Gastar remains competitive in its industry.  We can now set our sights on facilitating a smooth, efficient in-court restructuring while continuing to meet our obligations to our employee and vendor constituencies.  I am proud of the exceptional hard work and dedication of all our employees throughout this process.”

Pre-Packaged Plan of Reorganization Terms

The pre-packaged chapter 11 plan of reorganization contemplated by the RSA (the “Plan”) provides the following distributions:

•	holders of administrative and priority claims, as well as general unsecured claims, will receive payment in full in cash;
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all drawn amounts under the new money component of the Company’s debtor-in-possession financing (to be provided by Ares) will roll over into a new exit facility, with all undrawn commitments remaining available to fund the Company’s post-emergence cash needs;

•	holders of all obligations related to the Company’s prepetition hedging program will receive payment in cash in equal monthly installments pursuant to a new secured note through December 2019;
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Ares will receive $200 million in new take-back term loans and 100 percent of the common equity of reorganized Gastar (subject to any warrants received by the current preferred and common equity holders) as a result of their obligations under the Company’s debtor-in-possession financing and first lien term loan and all of the Company’s second lien convertible note obligations; and

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holders of existing preferred and common equity will together receive new warrants exercisable for up to 5% of the common equity of reorganized Gastar so long as they do not object to, or otherwise attempt to interfere with, the Company’s restructuring.

The RSA and the Plan contemplate certain releases and exculpations.  The transactions contemplated by the RSA and the Plan are subject to court approval and other terms and conditions.

Subject to Bankruptcy Court approval of the Plan and the satisfaction of certain conditions to the Plan and related transactions, the Company expects to consummate the Plan and emerge from chapter 11 before the end of 2018.  There can be no assurances that the Plan will be approved or confirmed by the Bankruptcy Court, by that time, or at all.

As previously disclosed on August 1, 2018, after an extensive private marketing process, the Company announced it was embarking on a public marketing process to try to address its balance sheet liabilities.  On August 21, 2018, the Company publicly filed a process letter that invited proposals and informed the public how any interested party could participate and make a proposal.  The process letter established the bid deadline of October 1, 2018 (the “Bid Deadline”).  The Company received three bids on the Bid Deadline, none of which provided a cash bid sufficient to repay the Company’s indebtedness.  The Company’s board of directors (the “Board”) determined that none of these proposals presented an actionable alternative.  Ultimately, the Board determined that the RSA represents the highest and best alternative available to the Company at this time.

Any party interested in making a higher and better proposal to the Company can do so now or during the first 30 days of the chapter 11 cases and should refer to the process letter filed publicly on August 21, 2018.

Other Information Regarding Reorganization Proceedings

Kirkland & Ellis LLP is serving as legal counsel to the Company and Opportune LLP is serving as its restructuring advisor.  Perella Weinberg Partners LP is serving as the Company’s financial advisor.

Information related to the Company’s restructuring is available from the Company’s claims and noticing agent, BMC Group, Inc., via the information call center at +1 (888) 909-0100.  Copies of the RSA will be filed in a Form 8-K with the Securities and Exchange Commission.

This press release is not intended to be, and should not in any way be construed as, a solicitation of votes regarding the chapter 11 plan.

CONTACT:

BMC Group, Inc.

Telephone: +1 (888) 909-0100

Email: gastar@bmcgroup.com

About Gastar Exploration

Gastar Exploration Inc. is a pure play Mid-Continent independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids in the United States. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. Gastar holds a concentrated acreage position in the normally pressured oil window of the STACK Play, an area of central Oklahoma which is home to multiple oil and natural gas-rich reservoirs including the Oswego limestone, Meramec and Osage bench formations within the Mississippi Lime, the Woodford shale and Hunton limestone formations. For more information, visit Gastar's website at www.gastar.com.

Forward Looking Statements

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements express our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks described in Gastar’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov.  By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

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